UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 27, 2011

Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois		60018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

The information disclosed in Item 5.03 with respect to the amendments to the Certificate of Designations of the Series C Preferred (as defined below) and the Certificate of Designations of the Series D Preferred (as defined below) and Series E Preferred (as defined below) is hereby incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 27, 2011, following the receipt of stockholder approval at a Special Meeting of Stockholders (as discussed below under Item 5.07), Taylor Capital Group, Inc. (the “Company”) filed Certificates of Amendment to effect the amendment of: (i) the Certificate of Designations of 8% Non-Cumulative, Convertible Perpetual Preferred Stock, Series C (the “Series C Preferred”), to provide the Company with the ability to convert the shares of Series C Preferred to shares of its common stock at its option on or before December 31, 2011, with each share of Series C Preferred converting into the number of shares of common stock equal to 2.03583, plus the number of shares of common stock that is equal to $7.00 (representing the future cash dividends a holder of such Series C Preferred would have received, if declared, through May 28, 2015) divided by the closing price of the Company’s common stock on the trading day immediately preceding the date of conversion; (ii) the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D (the “Series D Preferred”), and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E (the “Series E Preferred”), to provide the Company with the ability to convert the shares of Series E Preferred to shares of its Nonvoting Convertible Preferred Stock, Series G (the “Series G Preferred”), at its option on or before December 31, 2011, with each share of Series E Preferred converting into the number of shares of Series G Preferred equal to 2.03583, plus the number of shares of Series G Preferred that is equal to $7.00 (representing the future cash dividends a holder of such Series E Preferred would have received, if declared, through May 28, 2015) divided by the closing price of the Company’s common stock on the trading day immediately preceding the date of conversion; and (iii) Article Fifth of the Company’s Third Amended and Restated Certificate of Incorporation to terminate its Executive Committee as of December 31, 2011 (collectively, the “Amendments”).

Prior to the Amendments, the Series C Preferred and Series E Preferred were convertible at the option of the Company only upon the earlier of May 28, 2015, or the first date on which the volume-weighted average price of the Company’s common stock equaled or exceeded $15.964 (subject to certain customary adjustments) for at least 20 trading days within any period of 30 consecutive trading days occurring after May 28, 2013. Each share of Series C Preferred had been convertible into 2.03583 shares of common stock, and each share of Series E Preferred had been convertible into 2.03583 shares of Series D Preferred (which is substantially identical to Series G Preferred), each subject to certain customary adjustments. Prior to the Amendments, the Executive Committee was to continue until the earlier of June 30, 2015, or a Sale Transaction (as defined in the Company’s Third Amended and Restated Certificate of Incorporation).

Copies of the Certificates of Amendment are attached hereto as Exhibits 3.1–3.3 and are incorporated by reference in this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 27, 2011, a Special Meeting of Stockholders of the Company was held on the ninth floor of its executive offices located at 9550 West Higgins Road, Rosemont, Illinois 60018. The meeting was called to seek stockholder approval of the Amendments.

As of the record date for the meeting, there were 20,417,428 shares of common stock, 1,276,480 shares of Series C Preferred, and 223,520 shares of Series E Preferred outstanding. Approval of each of the matters considered at the meeting required the affirmative vote of the majority of the 23,016,125 votes entitled to holders of common stock and Series C Preferred voting together as a single class on an as-converted basis (without giving effect to the amendment to the terms of the Series C Preferred being voted upon). The amendment to the Certificate of Designations of the Series C Preferred and the Certificate of Designations of the Series D Preferred and Series E Preferred also required the affirmative vote of the majority of the outstanding shares of Series C Preferred and Series E Preferred, respectively, voting as a separate class.

Each of the matters presented at the meeting was approved by the stockholders. The final results of voting are as follows:

1. Approval of an amendment to the Certificate of Designations of the Series C Preferred to provide the Company with the ability to convert the shares of Series C Preferred to shares of its common stock at its option on or before December 31, 2011:

VOTING CLASS	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Common and Series C Preferred (as a single class)	16,726,480	889,487	2	2,959,556
Series C Preferred (as a separate class)	801,790	0	0	0

2. Approval of an amendment to the Certificate of Designations of the Series D Preferred and Series E Preferred to provide the Company with the ability to convert the shares of Series E Preferred to shares of its Series G Preferred at its option on or before December 31, 2011:

VOTING CLASS	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Common and Series C Preferred (as a single class)	16,726,480	888,741	748	2,959,556

Series E Preferred (as a separate class)	223,520	0	0	0

3. Approval of an amendment to Article Fifth of the Company’s Third Amended and Restated Certificate of Incorporation to terminate its Executive Committee as of December 31, 2011:

VOTING CLASS	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Common and Series C Preferred (as a single class)	20,559,955	15,568	2	0

No other matters were voted on at the Special Meeting of Stockholders.

Item 8.01 Other Events.

On December 27, 2011, the Company issued a press release announcing the results of the Special Meeting of Stockholders and that, on the same date, following the Special Meeting, the Company’s Executive Committee and Board of Directors each resolved to convert all 1,276,480 outstanding shares of Series C Preferred (the “Series C Conversion”) and all 223,520 outstanding shares of Series E Preferred (the “Series E Conversion”) in accordance with their amended terms, effective December 31, 2011 (the “Conversion Date”). A copy of the Company’s press release is attached hereto as Exhibit 99.1. Following these actions by the stockholders, Executive Committee and Board, the Company today mailed notices of the Series C Conversion and the Series E Conversion and stock transmittal materials to holders of the Series C Preferred and Series E Preferred by registered mail.

Pursuant to the Series C Conversion, each share of Series C Preferred will be converted into: (i) 2.03583 shares of common stock; plus (ii) the number of shares of common stock that is equal to $7.00 (representing the future cash dividends such holders of Series C Preferred would have received, if declared, through May 28, 2015) divided by the closing price of the Company’s common stock on December 30, 2011, the trading day immediately preceding the Conversion Date. The shares of Series E Preferred will be converted into shares of Series G Preferred, a nonvoting common equivalent series of preferred stock, based on the same conversion ratio.

No fractional shares will be issued as a result of either the Series C Conversion or the Series E Conversion. In lieu of fractional shares, holders will be entitled to receive cash in an amount equal to any fractional shares they are entitled to multiplied by the closing price of the Company’s common stock on December 30, 2011, the trading day immediately preceding the Conversion Date.

The Series C Conversion and the Series E Conversion are being conducted in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended. This current report is not an offer to sell or a solicitation of an offer to purchase any securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits. The following exhibits are filed herewith:

3.1	Certificate of Amendment, dated December 27, 2011, to the Certificate of Designations of 8% Non-Cumulative, Convertible Perpetual Preferred Stock, Series C, of Taylor Capital Group, Inc.

3.2	Certificate of Amendment, dated December 27, 2011, to the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, of Taylor Capital Group, Inc.

3.3	Certificate of Amendment, dated December 27, 2011, to the Third Amended and Restated Certificate of Incorporation of Taylor Capital Group, Inc.

99.1	Press Release, dated December 27, 2011, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2011

TAYLOR CAPITAL GROUP, INC.

/s/ Randall T. Conte
By:	Randall T. Conte
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment, dated December 27, 2011, to the Certificate of Designations of 8% Non-Cumulative, Convertible Perpetual Preferred Stock, Series C, of Taylor Capital Group, Inc.

3.2	Certificate of Amendment, dated December 27, 2011, to the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, of Taylor Capital Group, Inc.

3.3	Certificate of Amendment, dated December 27, 2011, to the Third Amended and Restated Certificate of Incorporation of Taylor Capital Group, Inc.

99.1	Press Release, dated December 27, 2011, issued by the Company.